As filed with the Securities and Exchange Commission on November 1, 2010

Registration No. 333-142362

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________

NEWPORT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	94-0849175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1791 Deere Avenue, Irvine, California 92606
(949) 863-3144

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________

Jeffrey B. Coyne, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Newport Corporation
1791 Deere Avenue
Irvine, California 92606
(949) 863-3144
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________

With a copy to:
Michael Flynn, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
(949) 725-4000

     Approximate date of commencement of proposed sale to the public: Not applicable, as this Post-Effective Amendment No. 1 to Form S-3 will deregister the registered but unsold securities under the registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer ☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-142362) of the registrant filed with the Securities and Exchange Commission on April 25, 2007 (the “Registration Statement”) hereby amends the Registration Statement to deregister any securities that are registered pursuant to the Registration Statement and have not been sold thereunder, in accordance with the registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 1, 2010.

NEWPORT CORPORATION

By:	/s/ Robert J. Phillippy
Robert J. Phillippy
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE
	/s/ Robert J. Phillippy	President and Chief Executive Officer	November 1, 2010
	Robert J. Phillippy	(Principal Executive Officer)

	/s/ Charles F. Cargile	Senior Vice President and Chief Financial	November 1, 2010
	Charles F. Cargile	Officer (Principal Financial Officer)

	/s/ Mark J. Nelson	Vice President, Corporate Controller and	November 1, 2010
	Mark J. Nelson	Chief Accounting Officer (Principal
Accounting Officer)

	*	Director	November 1, 2010
Robert L. Guyett

	/s/ Oleg Khaykin	Director	November 1, 2010
Oleg Khaykin

	*	Director	November 1, 2010
Michael T. O’Neill

	*	Director	November 1, 2010
C. Kumar N. Patel

	*	Director	November 1, 2010
Kenneth F. Potashner

	*	Director	November 1, 2010
Peter J. Simone
*By:	/s/ Charles F. Cargile
Charles F. Cargile,
Attorney-in-Fact